FORM OF LOCK-UP AGREEMENT

Date: ____________________

Exchanging Shareholders referred to below:

Re:
Share Exchange Agreement dated November 22, 2006 (the “Agreement”) by and among, Manas Petroleum Corporation (formerly known as Express Systems Corporation) (the “Company”), DWM Petroleum AG (“DWM Petroleum”) and the Exchanging Shareholders signatory thereto (each, an “Exchanging Shareholder” and collectively referred to as the “Exchanging Shareholders”)

Ladies and Gentlemen:

Defined terms not otherwise defined herein (the “Letter Agreement”) shall have the meanings set forth in the Agreement. The undersigned irrevocably agrees with the Exchanging Shareholders that, for a period of three (3) years from the date of the closing of the Agreement (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, (otherwise than in the filing of a registration statement with the U.S. Securities and Exchange Commission by the Company) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company will impose irrevocable stop-transfer instructions preventing the transfer agent from effecting any actions in violation of this agreement.

Notwithstanding the foregoing and subject to the limitations and requirements of Rule 144 of the Securities Act of 1933, as amended (“Securities Act”), after the date which is a full twenty (20) months from the date of the closing of the Agreement ( the “Trigger Date”), the restrictions on transfer set forth above shall not apply to or restrict the sales an amount of Common Stock or Common Stock Equivalents equal to, in the aggregate in any three (3) month period 3% of the total amount of Common Stock beneficially owned by the undersigned excluding any shares included in any registration statement filed by the Company as of the Trigger Date (the undersigned acknowledges and agrees that the foregoing limits on dispositions are cumulative and may be carried over from quarter to quarter). All share amounts shall be subject to adjustment for reverse and forward stock splits, stock dividends, recapitalizations and the like. Additionally, the Company may, at any time and at its sole option, remove any and all restrictions made pursuant to this Letter Agreement so long such removal applies equally to each of the Exchanging Shareholders.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Exchanging Shareholders and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, United States of America, without regard to the principles of conflicts of laws. The undersigned hereby irrevocably submit to the exclusive jurisdiction of the provincial and federal courts sitting in British Columbia, Canada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter does not intend to create any relationship between the undersigned and the Exchanging Shareholders and that the Exchanging Shareholders are not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this letter.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Exchanging Shareholders.

*** SIGNATURE PAGE FOLLOWS***

This letter agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company

Address for Notice:

Number of shares of Common Stock

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this letter agreement.

MANAS PETROLEUM CORPORATION

By:_________________________________
Name: Randle Barrington-Foote
Title:   President